Exhibit 99.1

PRESS RELEASE	EAGLE BANCORP, INC.
FOR IMMEDIATE RELEASE	CONTACT:
Michael T. Flynn
July 20, 2016	301.986.1800

EAGLE BANCORP, INC. ANNOUNCES ITS 30TH CONSECUTIVE QUARTER OF RECORD EARNINGS WITH SECOND QUARTER 2016 NET INCOME UP 15%

OVER 2015

BETHESDA, MD. Eagle Bancorp, Inc. (the “Company”) (NASDAQ:EGBN), the parent company of EagleBank, today announced record quarterly net income of $24.1 million for the three months ended June 30, 2016, a 15% increase over the $20.9 million net income for the three months ended June 30, 2015. Net income available to common shareholders for the three months ended June 30, 2016 increased 16% to $24.1 million as compared to $20.8 million for the same period in 2015.

Net income per basic common share for the three months ended June 30, 2016 was $0.72 compared to $0.62 for the same period in 2015, a 16% increase. Net income per diluted common share for the three months ended June 30, 2016 was $0.71 compared to $0.61 for the same period in 2015, a 16% increase.

For the six months ended June 30, 2016, the Company’s net income was $47.5 million, an 18% increase over the $40.4 million for the six months ended June 30, 2015. Net income available to common shareholders was $47.5 million ($1.41 per basic common share and $1.39 per diluted common share), as compared to $40.0 million ($1.24 per basic common share and $1.22 per diluted common share) for the same six month period in 2015, a 14% increase per basic and diluted share.

“We are very pleased to report a continued quarterly trend of balanced and consistently strong financial performance,” noted Ronald D. Paul, Chairman and Chief Executive Officer of Eagle Bancorp, Inc. “Our net income has increased for 30 consecutive quarters dating back to the first quarter of 2009.  We are proud that this performance has been the result of a combination of balance sheet growth, revenue growth, solid asset quality, and improved operating leverage.” Mr. Paul added, “the strong financial performance trends have been a factor of both solid organic growth as well as favorable integration since completing the merger with Virginia Heritage Bank in the fourth quarter of 2014.”

The Company’s financial performance in the second quarter of 2016 as compared to 2015 was highlighted by growth in total loans of 5% for the quarter and 19% over the prior year; by growth in total deposits of 3% for the quarter and 11% over the prior year; by 12% growth in total revenue for the second quarter of 2016 over 2015; by a stable net interest margin of 4.30%; by an annualized net charge-off ratio to average loans of 0.15% and by further improvement in operating leverage from an already favorable position. For the second quarter in 2016, the efficiency ratio was 39.63%. Mr. Paul added, “at a time when the net interest margin of banks is being challenged by the continuing low interest rate environment, the Company remains committed to cost management measures and strong productivity.” The strong second quarter earnings resulted in an annualized return on average assets (“ROAA”) of 1.57% and an annualized return on average common equity (“ROACE”) of 12.40%.

For the first six months of 2016, total loans grew 8% over December 31, 2015, and averaged 16% higher in the first six months of 2016 as compared to the first six months of 2015. At June 30, 2016, total deposits were 3% higher than deposits at December 31, 2015, while deposits averaged 15% higher for the first six months of 2016 compared with the first six months of 2015.

The net interest margin was 4.30% for the second quarter of 2016, as compared to 4.33% for the second quarter of 2015. For the six month period ended June 30, 2016, the net interest margin was also 4.30% as compared to 4.37% for the six months ended June 30, 2015. Mr. Paul noted, “the persistently very low interest rate environment has provided a challenging time for spread earnings. In the current environment, the Company has continued its emphasis on disciplined pricing for both new loans and funding sources, which has resulted in the Company maintaining a superior net interest margin. The Company’s focus continues to be on all the factors that contribute to earnings per share growth, as opposed to dependence on any one factor.”

Total revenue (net interest income plus noninterest income) for the second quarter of 2016 was $71.4 million, or 12% above the $63.8 million of total revenue earned for the second quarter of 2015 and was 4% higher than the $68.9 million of revenue earned in the first quarter of 2016. For the six month periods, total revenue was $140.3 million for 2016, as compared to $126.3 million in 2015, an 11% increase.

The primary driver of the Company’s revenue growth for the second quarter of 2016 as compared to the second quarter in 2015 was its net interest income growth of 11% ($63.8 million versus $57.6 million).  Noninterest income increased by 22% in the second quarter 2016 over 2015, due substantially to higher sales of Small Business Administration (“SBA”) loans and the resulting gains on the sale of these loans, higher gains on sales of investment securities, and higher service charges on deposits.

Asset quality measures remained solid at June 30, 2016. Net charge-offs (annualized) were 0.15% of average loans for the second quarter of 2016, as compared to 0.21% of average loans for the second quarter of 2015. At June 30, 2016, the Company’s nonperforming loans amounted to $21.4 million (0.40% of total loans) as compared to $14.9 million (0.33% of total loans) at June 30, 2015 and $13.2 million (0.26% of total loans) at December 31, 2015. Nonperforming assets amounted to $24.5 million (0.39% of total assets) at June 30, 2016 compared to $25.6 million (0.44% of total assets) at June 30, 2015 and $19.1 million (0.31% of total assets) at December 31, 2015.

Management continues to remain attentive to any signs of deterioration in borrowers’ financial conditions and is proactive in taking the appropriate steps to mitigate risk. Furthermore, the Company is diligent in placing loans on nonaccrual status and believes, based on its loan portfolio risk analysis, that its allowance for credit losses, at 1.05% of total loans (excluding loans held for sale) at June 30, 2016, is adequate to absorb potential credit losses within the loan portfolio at that date. The allowance for credit losses was 1.07% at June 30, 2015 and 1.05% of total loans at December 31, 2015. The allowance for credit losses represented 264% of nonperforming loans at June 30, 2016, as compared to 329% at June 30, 2015 and 398% at December 31, 2015.

“The Company’s productivity remained quite strong in the quarter,” noted Mr. Paul. The efficiency ratio of 39.63% reflects management’s ongoing efforts to maintain superior operating leverage. The annualized level of noninterest expenses as a percentage of average assets has declined to 1.83% in the second quarter of 2016 as compared to 1.91% in the second quarter of 2015. The merger completed in the fourth quarter of 2014 accelerated a trend of improvement in the Company’s operating leverage which continues. A relatively stable staff, branch rationalization, a low level of problem assets, and leveraging of other fixed costs have been the major reasons for improved operating leverage. Additionally, the Company continues its efforts to maximize the value of its IT systems and resources, including its online client services. Our goal is to maximize operating performance without inhibiting growth or negatively impacting our ability to service our customers. Mr. Paul further noted, “We will maintain strict oversight of expenses, while retaining an infrastructure to remain competitive, support our growth initiatives and manage risk.”

Total assets at June 30, 2016 were $6.37 billion, an 11% increase as compared to $5.75 billion at June 30, 2015, and a 5% increase as compared to $6.08 billion at December 31, 2015. Total loans (excluding loans held for sale) were $5.40 billion at June 30, 2016, a 19% increase as compared to $4.55 billion at June 30, 2015, and an 8% increase as compared to $5.00 billion at December 31, 2015. Loans held for sale amounted to $59.3 million at June 30, 2016 as compared to $132.7 million at June 30, 2015, a 55% decrease, and $47.5 million at December 31, 2015, a 25% increase. The investment portfolio totaled $409.5 million at June 30, 2016, a 3% decrease from the $423.7 million balance at June 30, 2015. As compared to December 31, 2015, the investment portfolio at June 30, 2016 decreased by $78.4 million or 16%.

Total deposits at June 30, 2016 were $5.34 billion, compared to deposits of $4.83 billion at June 30, 2015, an 11% increase, and deposits of $5.16 billion at December 31, 2015, a 3% increase. Total borrowed funds (excluding customer repurchase agreements) were $119.0 million at June 30, 2016, $72.9 million at June 30, 2015 and $68.9 million at December 31, 2015. We continue to work on expanding the breadth and depth of our existing relationships while we pursue building new relationships.

Total shareholders’ equity at June 30, 2016 increased 3%, to $788.6 million, compared to $765.1 million at June 30, 2015, and increased 7%, from $738.6 million at December 31, 2015. The smaller increase in shareholders’ equity at June 30, 2016 compared to the same period in 2015 reflects increased earnings offset by the redemption of all $71.9 million of the preferred stock issued under the Small Business Lending Fund (“SBLF”) during the fourth quarter of 2015. The Company’s capital position remains substantially in excess of regulatory requirements for well capitalized status, with a total risk based capital ratio of 12.71% at June 30, 2016, as compared to 13.75% at June 30, 2015, and 12.75% at December 31, 2015. In addition, the tangible common equity ratio was 10.88% at June 30, 2016, compared to 10.34% at June 30, 2015 and 10.56% at December 31, 2015.

Analysis of the three months ended June 30, 2016 compared to June 30, 2015

For the three months ended June 30, 2016, the Company reported an annualized ROAA of 1.57% as compared to 1.51% for the three months ended June 30, 2015. The annualized ROACE for the three months ended June 30, 2016 was 12.40%, as compared to 12.18% for the three months ended June 30, 2015. The higher ROACE during the three months ended June 30, 2016 is due to increased earnings partially offset by the impact of a higher average capital position.

Net interest income increased 11% for the three months ended June 30, 2016 over the same period in 2015 ($63.8 million versus $57.6 million), resulting from growth in average earning assets of 12%. The net interest margin was 4.30% for the three months ended June 30, 2016, as compared to 4.33% for the three months ended June 30, 2015. The Company believes its net interest margin remains favorable compared to peer banking companies and that its disciplined approach to managing the loan portfolio yield to 5.10% for the second quarter in 2016 has been a significant factor in its overall profitability.

The provision for credit losses was $3.9 million for the three months ended June 30, 2016 as compared to $3.5 million for the three months ended June 30, 2015. The higher provisioning in the second quarter of 2016, as compared to the second quarter of 2015, is primarily due to loan growth, as loan growth of $247.6 million in the three months ended June 30, 2016 exceeded net loan growth of $106.0 million in the same period in 2015, and to overall improved asset quality. Net charge-offs of $2.0 million in the second quarter of 2016 represented an annualized 0.15% of average loans, excluding loans held for sale, as compared to $2.3 million, or an annualized 0.21% of average loans, excluding loans held for sale, in the second quarter of 2015. Net charge-offs in the second quarter of 2016 were attributable primarily to commercial loans ($1.9 million).

Noninterest income for the three months ended June 30, 2016 increased to $7.6 million from $6.2 million for the three months ended June 30, 2015, a 22% increase. This increase was primarily due to an increase of $820 thousand in gains on the sale of SBA loans, an increase in gains realized on the sale of investment securities of $498 thousand, and an increase in service charges on deposits of $141 thousand. There was a small decline in gains on sales of residential mortgages of $122 thousand. Residential mortgage loans closed were $214 million for the second quarter in 2016 versus $264 million for the second quarter of 2015. Net investment gains were $498 thousand for the three months ended June 30, 2016. There were no net investment gains for the three months ended June 30, 2015. Excluding gains on sales of investment securities in the second quarter of 2016, noninterest income was $7.1 million in the second quarter of 2016 as compared to $6.2 million for the second quarter of 2015, an increase of 14%.

The efficiency ratio, which measures the ratio of noninterest expense to total revenue, was 39.63% for the second quarter of 2016, as compared to 41.70% for the second quarter of 2015. Noninterest expenses totaled $28.3 million for the three months ended June 30, 2016, as compared to $26.6 million for the three months ended June 30, 2015, a 6% increase. Cost increases for salaries and benefits were $1.2 million, due primarily to increased staff, merit increases and incentive compensation. Premises and equipment expenses were $265 thousand lower, due primarily to the closing of one branch office acquired in the merger, and transactions to reduce space in two additional offices. Marketing and advertising expense increased by $185 thousand primarily due to costs associated with digital and print advertising and sponsorships. Legal, accounting and professional fees increased by $141 thousand primarily due to increased professional fees. Other expenses increased by $480 thousand primarily due to higher broker fees and other expenses.

Analysis of the six months ended June 30, 2016 compared to June 30, 2015

For the six months ended June 30, 2016, the Company reported an annualized ROAA of 1.56% as compared to 1.50% for the six months ended June 30, 2015. The annualized ROACE for the six months ended June 30, 2016 was 12.39%, as compared to 12.67% for the six months ended June 30, 2015, the lower ROACE due to the higher average capital position.

Net interest income increased 13% for the six months ended June 30, 2016 over the same period in 2015 ($126.4 million versus $112.3 million), resulting from growth in average earning assets of 14%. The net interest margin was 4.30% for the six months ended June 30, 2016 as compared to 4.37% for the same period in 2015. The Company believes its net interest margin remains favorable compared to peer banking companies and that its disciplined approach to managing the loan portfolio yield to 5.11% for the first six months in 2016 has been a significant factor in its overall profitability. Additionally, the percentage of average noninterest bearing deposits to total deposits was 30% for the first six months in 2016 versus 27% for the same period in 2015.

The provision for credit losses was $6.9 million for the six months ended June 30, 2016 as compared to $6.8 million for the six months ended June 30, 2015. The slightly higher provisioning in the first six months of 2016, as compared to the first six months of 2015, is due to higher loan growth, as net loans increased $405.1 million during the first six months of 2016, as compared to an increase of $238.5 during the same period in 2015, and to overall improved asset quality. Net charge-offs of $3.1 million in the first six months of 2016 represented an annualized 0.12% of average loans, excluding loans held for sale, as compared to $3.9 million or an annualized 0.18% of average loans, excluding loans held for sale, in the first six months of 2015. Net charge-offs in the first six months of 2016 were attributable primarily to commercial ($2.6 million) and investment-commercial real estate loans ($585 thousand).

Noninterest income for the six months ended June 30, 2016 was $13.9 million as compared to $14.0 million for the six months ended June 30, 2015, a 1% decrease. This decrease was primarily due to a decline of $2.1 million in gains on the sale of residential mortgage loans due to lower origination and sales volume, a $926 thousand increase in other income, an increase of $723 thousand in gains on SBA loan sales, and an increase of $256 thousand in service charges on deposits. Residential mortgage loans closed were $346 million for the first six months of 2016 versus $549 million for the first six months of 2015. Excluding investment securities gains and the related loss on early extinguishment of debt, total noninterest income was $12.7 million for the six months ended June 30, 2016, as compared to $13.0 million for the same period in 2015, a 2% decrease.

Noninterest expenses totaled $56.4 million for the six months ended June 30, 2016, as compared to $54.7 million for the six months ended June 30, 2015, a 3% increase. Cost increases for salaries and benefits were $1.6 million, due primarily to increased staff, merit increases, and incentive compensation. Premises and equipment expenses were $449 thousand lower, primarily due to the closing of one branch acquired in the merger and to sublease arrangements. Marketing and advertising expense increased by $274 thousand primarily due to costs associated with digital and print advertising and sponsorships. Legal, accounting and professional fees increased by $222 thousand primarily due to increased professional fees. Data processing expense increased $215 thousand primarily due to licensing agreements. For the first six months of 2016, the efficiency ratio was 40.20% as compared to 43.28% for the same period in 2015.

The financial information which follows provides more detail on the Company’s financial performance for the six and three months ended June 30, 2016 as compared to the six and three months ended June 30, 2015 as well as providing eight quarters of trend data. Persons wishing additional information should refer to the Company’s Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission (the “SEC”).

About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twenty branch offices, located in Montgomery County, Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

Conference Call: Eagle Bancorp will host a conference call to discuss its second quarter 2016 financial results on Thursday, July 21, 2016 at 10:00 a.m. eastern daylight time. The public is invited to listen to this conference call by dialing 1.877.303.6220, conference ID Code is 42765255, or by accessing the call on the Company’s website, www.EagleBankCorp.com. A replay of the conference call will be available on the Company’s website through August 4, 2016.

Forward-looking Statements: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

Eagle Bancorp, Inc.

Consolidated Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

	Six Months Ended June 30,		Three Months Ended June 30,
	2016	2015	2016	2015
Income Statements:
Total interest income	$137,579	$121,888	$69,772	$62,423
Total interest expense	11,167	9,607	5,950	4,873
Net interest income	126,412	112,281	63,822	57,550
Provision for credit losses	6,931	6,781	3,888	3,471
Net interest income after provision for credit losses	119,481	105,500	59,934	54,079
Noninterest income (before investment gains and extinguishment of debt)	12,743	13,003	7,077	6,233
Gain on sale of investment securities	1,122	2,164	498	—
Loss on early extinguishment of debt	—	(1,130)	—	—
Total noninterest income	13,865	14,037	7,575	6,233
Total noninterest expense	56,397	54,671	28,295	26,598
Income before income tax expense	76,949	64,866	39,214	33,714
Income tax expense	29,482	24,510	15,069	12,776
Net income	47,467	40,356	24,145	20,938
Preferred stock dividends	—	359	—	179
Net income available to common shareholders	$47,467	$39,997	$24,145	$20,759

Per Share Data:
Earnings per weighted average common share, basic	$1.41	$1.24	$0.72	$0.62
Earnings per weighted average common share, diluted	$1.39	$1.22	$0.71	$0.61
Weighted average common shares outstanding, basic	33,553,570	32,231,398	33,588,141	33,367,476
Weighted average common shares outstanding, diluted	34,146,404	32,894,949	34,183,209	33,997,989
Actual shares outstanding at period end	33,584,898	33,394,563	33,584,898	33,394,563
Book value per common share at period end	$23.48	$20.76	$23.48	$20.76
Tangible book value per common share at period end (1)	$20.27	$17.46	$20.27	$17.46

Performance Ratios (annualized):
Return on average assets	1.56%	1.50%	1.57%	1.51%
Return on average common equity	12.39%	12.67%	12.40%	12.18%
Net interest margin	4.30%	4.37%	4.30%	4.33%
Efficiency ratio (2)	40.20%	43.28%	39.63%	41.70%

Other Ratios:
Allowance for credit losses to total loans (3)	1.05%	1.07%	1.05%	1.07%
Allowance for credit losses to total nonperforming loans	264.44%	328.98%	264.44%	328.98%
Nonperforming loans to total loans (3)	0.40%	0.33%	0.40%	0.33%
Nonperforming assets to total assets	0.39%	0.44%	0.39%	0.44%
Net charge-offs (annualized) to average loans (3)	0.12%	0.18%	0.15%	0.21%
Common equity to total assets	12.39%	12.05%	12.39%	12.05%
Tier 1 capital (to average assets)	11.24%	12.03%	11.24%	12.03%
Total capital (to risk weighted assets)	12.71%	13.75%	12.71%	13.75%
Common equity tier 1 capital (to risk weighted assets)	10.74%	10.37%	10.74%	10.37%
Tangible common equity ratio (1)	10.88%	10.34%	10.88%	10.34%

Loan Balances - Period End (in thousands):
Commercial and Industrial	$1,140,863	$960,506	$1,140,863	$960,506
Commercial real estate - owner occupied	$584,358	$497,834	$584,358	$497,834
Commercial real estate - income producing	$2,461,581	$1,863,583	$2,461,581	$1,863,583
1-4 Family mortgage	$150,129	$149,842	$150,129	$149,842
Construction - commercial and residential	$847,268	$901,617	$847,268	$901,617
Construction - C&I (owner occupied)	$100,063	$54,134	$100,063	$54,134
Home equity	$110,697	$118,544	$110,697	$118,544
Other consumer	$8,470	$4,837	$8,470	$4,837

Average Balances (in thousands):
Total assets	$6,131,848	$5,416,489	$6,191,164	$5,561,069
Total earning assets	$5,905,962	$5,187,103	$5,967,008	$5,332,841
Total loans	$5,168,346	$4,438,401	$5,266,305	$4,499,871
Total deposits	$5,161,086	$4,493,715	$5,178,501	$4,655,234
Total borrowings	$173,272	$188,212	$207,221	$127,582
Total shareholders’ equity	$770,117	$708,712	$783,318	$755,541

(1)         Tangible common equity to tangible assets (the “tangible common equity ratio”) and tangible book value per common share are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders’ equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders’ equity by common shares outstanding. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The table below provides a reconciliation of these non-GAAP financial measures with financial measures defined by GAAP.

GAAP Reconciliation (Unaudited)

(dollars in thousands except per share data)

	Six Months Ended	Twelve Months Ended	Six Months Ended
	June 30, 2016	December 31, 2015	June 30, 2015
Common shareholders’ equity	$788,628	$738,601	$693,161
Less: Intangible assets	(108,021)	(108,542)	(109,957)
Tangible common equity	$680,607	$630,059	$583,204

Book value per common share	$23.48	$22.07	$20.76
Less: Intangible book value per common share	(3.21)	(3.24)	(3.30)
Tangible book value per common share	$20.27	$18.83	$17.46

Total assets	$6,365,320	$6,075,577	$5,752,669
Less: Intangible assets	(108,021)	(108,542)	(109,957)
Tangible assets	$6,257,299	$5,967,035	$5,642,712
Tangible common equity ratio	10.88%	10.56%	10.34%

(2)         Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

(3)         Excludes loans held for sale.

Eagle Bancorp, Inc.

Consolidated Balance Sheets (Unaudited)

(dollars in thousands, except per share data)

	June 30, 2016	December 31, 2015	June 30, 2015
Assets
Cash and due from banks	$11,013	$10,270	$9,780
Federal funds sold	5,444	3,791	6,276
Interest bearing deposits with banks and other short-term investments	230,041	284,302	380,839
Investment securities available for sale, at fair value	409,512	487,869	423,709
Federal Reserve and Federal Home Loan Bank stock	19,864	16,903	16,828
Loans held for sale	59,323	47,492	132,683
Loans	5,403,429	4,998,368	4,550,897
Less allowance for credit losses	(56,536)	(52,687)	(48,921)
Loans, net	5,346,893	4,945,681	4,501,976
Premises and equipment, net	18,209	18,254	17,185
Deferred income taxes	41,321	40,311	34,164
Bank owned life insurance	59,357	58,682	57,889
Intangible assets, net	108,021	108,542	109,957
Other real estate owned	3,152	5,852	10,715
Other assets	53,170	47,628	50,668
Total Assets	$6,365,320	$6,075,577	$5,752,669

Liabilities and Shareholders’ Equity
Deposits:
Noninterest bearing demand	$1,631,732	$1,405,067	$1,370,590
Interest bearing transaction	293,401	178,797	220,382
Savings and money market	2,634,446	2,835,325	2,439,337
Time, $100,000 or more	434,102	406,570	430,321
Other time	342,307	332,685	364,803
Total deposits	5,335,988	5,158,444	4,825,433
Customer repurchase agreements	80,508	72,356	53,394
Other short-term borrowings	50,000	—	—
Long-term borrowings	68,989	68,928	72,916
Other liabilities	41,207	37,248	35,865
Total liabilities	5,576,692	5,336,976	4,987,608

Shareholders’ Equity

Preferred stock, par value $.01 per share, shares authorized 1,000,000, Series B, $1,000 per share liquidation preference, shares issued and outstanding -0- at June 30, 2016 and December 31, 2015, and 56,600 at June 30, 2015; Series C, $1,000 per share liquidation preference, shares issued and outstanding -0- at June 30, 2016 and December 31, 2015, and 15,300 at June 30, 2015	—	—	71,900
Common stock, par value $.01 per share; shares authorized 100,000,000, shares issued and outstanding 33,584,898, 33,467,893 and 33,394,563 respectively	333	331	330
Warrant	946	946	946
Additional paid in capital	507,602	503,529	498,704
Retained earnings	281,071	233,604	190,035
Accumulated other comprehensive (loss) income	(1,324)	191	3,146
Total Shareholders’ Equity	788,628	738,601	765,061
Total Liabilities and Shareholders’ Equity	$6,365,320	$6,075,577	$5,752,669

Eagle Bancorp, Inc.

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share data)

	Six Months Ended June 30,		Three Months Ended June 30,
	2016	2015	2016	2015
Interest Income
Interest and fees on loans	$132,133	$117,057	$67,211	$59,878
Interest and dividends on investment securities	4,944	4,444	2,356	2,305
Interest on balances with other banks and short-term investments	480	376	196	238
Interest on federal funds sold	22	11	9	2
Total interest income	137,579	121,888	69,772	62,423
Interest Expense
Interest on deposits	8,673	6,929	4,530	3,687
Interest on customer repurchase agreements	76	61	39	34
Interest on short-term borrowings	344	54	344	—
Interest on long-term borrowings	2,074	2,563	1,037	1,152
Total interest expense	11,167	9,607	5,950	4,873
Net Interest Income	126,412	112,281	63,822	57,550
Provision for Credit Losses	6,931	6,781	3,888	3,471
Net Interest Income After Provision For Credit Losses	119,481	105,500	59,934	54,079

Noninterest Income
Service charges on deposits	2,872	2,616	1,424	1,283
Gain on sale of loans	5,455	6,881	3,992	3,294
Gain on sale of investment securities	1,122	2,164	498	—
Loss on early extinguishment of debt	—	(1,130)	—	—
Increase in the cash surrender value of bank owned life insurance	780	796	390	406
Other income	3,636	2,710	1,271	1,250
Total noninterest income	13,865	14,037	7,575	6,233
Noninterest Expense
Salaries and employee benefits	32,027	30,389	15,908	14,683
Premises and equipment expenses	7,633	8,082	3,807	4,072
Marketing and advertising	1,694	1,420	920	735
Data processing	3,837	3,622	1,823	1,838
Legal, accounting and professional fees	2,074	1,852	1,011	870
FDIC insurance	1,564	1,554	755	783
Merger expenses	—	137	—	26
Other expenses	7,568	7,615	4,071	3,591
Total noninterest expense	56,397	54,671	28,295	26,598
Income Before Income Tax Expense	76,949	64,866	39,214	33,714
Income Tax Expense	29,482	24,510	15,069	12,776
Net Income	47,467	40,356	24,145	20,938
Preferred Stock Dividends	—	359	—	179
Net Income Available to Common Shareholders	$47,467	$39,997	$24,145	$20,759

Earnings Per Common Share
Basic	$1.41	$1.24	$0.72	$0.62
Diluted	$1.39	$1.22	$0.71	$0.61

Eagle Bancorp, Inc.

Consolidated Average Balances, Interest Yields And Rates (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,
	2016			2015
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$184,821	$196	0.43%	$394,501	$238	0.24%
Loans held for sale (1)	47,111	428	3.63%	52,580	483	3.67%
Loans (1) (2)	5,266,305	66,783	5.10%	4,499,871	59,395	5.29%
Investment securities available for sale (2)	460,195	2,356	2.06%	383,169	2,305	2.41%
Federal funds sold	8,576	9	0.42%	2,720	2	0.29%
Total interest earning assets	5,967,008	69,772	4.70%	5,332,841	62,423	4.70%

Total noninterest earning assets	279,972			276,288
Less: allowance for credit losses	55,816			48,060
Total noninterest earning assets	224,156			228,228
TOTAL ASSETS	$6,191,164			$5,561,069

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest bearing liabilities:
Interest bearing transaction	$243,836	$152	0.25%	$179,389	$60	0.13%
Savings and money market	2,573,184	2,828	0.44%	2,407,858	2,102	0.35%
Time deposits	760,786	1,550	0.82%	797,258	1,525	0.77%
Total interest bearing deposits	3,577,806	4,530	0.51%	3,384,505	3,687	0.44%
Customer repurchase agreements	71,767	39	0.22%	53,953	34	0.25%
Other short-term borrowings	66,484	344	2.05%	—	—	—
Long-term borrowings	68,970	1,037	5.95%	73,629	1,152	6.19%
Total interest bearing liabilities	3,785,027	5,950	0.63%	3,512,087	4,873	0.56%

Noninterest bearing liabilities:
Noninterest bearing demand	1,600,695			1,270,729
Other liabilities	22,124			22,712
Total noninterest bearing liabilities	1,622,819			1,293,441

Shareholders’ equity	783,318			755,541
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,191,164			$5,561,069

Net interest income		$63,822			$57,550
Net interest spread			4.07%			4.14%
Net interest margin			4.30%			4.33%
Cost of funds			0.40%			0.37%

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $3.7 million and $2.9 million for the three months ended June 30, 2016 and 2015, respectively.

(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.

Consolidated Average Balances, Interest Yields and Rates (Unaudited)

(dollars in thousands)

	Six Months Ended June 30,
	2016			2015
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$210,476	$480	0.46%	$317,494	$376	0.24%
Loans held for sale (1)	38,179	701	3.67%	49,670	914	3.68%
Loans (1) (2)	5,168,346	131,432	5.11%	4,438,401	116,143	5.28%
Investment securities available for sale (2)	479,191	4,944	2.07%	372,814	4,444	2.40%
Federal funds sold	9,770	22	0.45%	8,724	11	0.25%
Total interest earning assets	5,905,962	137,579	4.68%	5,187,103	121,888	4.74%

Total noninterest earning assets	280,752			276,965
Less: allowance for credit losses	54,866			47,579
Total noninterest earning assets	225,886			229,386
TOTAL ASSETS	$6,131,848			$5,416,489

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest bearing liabilities:
Interest bearing transaction	$216,916	$252	0.23%	$165,737	$110	0.13%
Savings and money market	2,664,106	5,348	0.40%	2,342,286	3,975	0.34%
Time deposits	753,618	3,073	0.82%	768,668	2,844	0.75%
Total interest bearing deposits	3,634,640	8,673	0.48%	3,276,691	6,929	0.43%
Customer repurchase agreements	71,076	76	0.22%	54,091	61	0.23%
Other short-term borrowings	33,242	344	2.05%	41,464	54	0.26%
Long-term borrowings	68,954	2,074	5.95%	92,657	2,563	5.50%
Total interest bearing liabilities	3,807,912	11,167	0.59%	3,464,903	9,607	0.56%

Noninterest bearing liabilities:
Noninterest bearing demand	1,526,446			1,217,024
Other liabilities	27,373			25,850
Total noninterest bearing liabilities	1,553,819			1,242,874

Shareholders’ equity	770,117			708,712
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,131,848			$5,416,489

Net interest income		$126,412			$112,281
Net interest spread			4.09%			4.18%
Net interest margin			4.30%			4.37%
Cost of funds			0.38%			0.37%

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $7.5 million and $5.6 million for the six months ended June 30, 2016 and 2015, respectively.

(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.

Statements of Income and Highlights Quarterly Trends (Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2015	2015	2015	2015	2014	2014
Income Statements:
Total interest income	$69,772	$67,807	$67,311	$63,981	$62,423	$59,465	$56,091	$47,886
Total interest expense	5,950	5,217	4,735	4,896	4,873	4,734	4,275	3,251
Net interest income	63,822	62,590	62,576	59,085	57,550	54,731	51,816	44,635
Provision for credit losses	3,888	3,043	4,595	3,262	3,471	3,310	3,700	2,111
Net interest income after provision for credit losses	59,934	59,547	57,981	55,823	54,079	51,421	48,116	42,524
Noninterest income (before investment gains & extinguishment of debt)	7,077	5,666	6,462	6,039	6,233	6,770	5,298	4,761
Gain on sale of investment securities	498	624	30	60	—	2,164	12	—
Loss on early extinguishment of debt	—	—	—	—	—	(1,130)	—	—
Total noninterest income	7,575	6,290	6,492	6,099	6,233	7,804	5,310	4,761
Salaries and employee benefits	15,908	16,119	15,977	15,383	14,683	15,706	15,703	14,942
Premises and equipment	3,807	3,826	3,970	3,974	4,072	4,010	3,747	3,374
Marketing and advertising	920	774	566	762	735	685	578	544
Merger expenses	—	—	2	2	26	111	3,239	885
Other expenses	7,660	7,383	8,125	7,284	7,082	7,561	6,085	5,398
Total noninterest expense	28,295	28,102	28,640	27,405	26,598	28,073	29,352	25,143
Income before income tax expense	39,214	37,735	35,833	34,517	33,714	31,152	24,074	22,142
Income tax expense	15,069	14,413	13,485	13,054	12,776	11,734	9,347	8,054
Net income	24,145	23,322	22,348	21,463	20,938	19,418	14,727	14,088
Preferred stock dividends	—	—	62	180	179	180	180	151
Net income available to common shareholders	$24,145	$23,322	$22,286	$21,283	$20,759	$19,238	$14,547	$13,937

Per Share Data:
Earnings per weighted average common share, basic	$0.72	$0.70	$0.67	$0.64	$0.62	$0.62	$0.51	$0.54
Earnings per weighted average common share, diluted	$0.71	$0.68	$0.65	$0.63	$0.61	$0.61	$0.49	$0.52
Weighted average common shares outstanding, basic	33,588,141	33,518,998	33,462,937	33,400,973	33,367,476	31,082,715	28,777,778	26,023,670
Weighted average common shares outstanding, diluted	34,183,209	34,104,237	34,069,786	34,026,412	33,997,989	31,776,323	29,632,685	26,654,186
Actual shares outstanding	33,584,898	33,581,599	33,467,893	33,405,510	33,394,563	33,303,467	30,139,396	26,022,307
Book value per common share at period end	$23.48	$22.71	$22.07	$21.38	$20.76	$20.11	$18.21	$14.83
Tangible book value per common share at period end (1)	$20.27	$19.48	$18.83	$18.10	$17.46	$16.82	$14.56	$14.71

Performance Ratios (annualized):
Return on average assets	1.57%	1.54%	1.50%	1.47%	1.51%	1.49%	1.21%	1.37%
Return on average common equity	12.40%	12.39%	12.08%	11.95%	12.18%	13.24%	11.67%	14.52%
Net interest margin	4.30%	4.31%	4.38%	4.23%	4.33%	4.41%	4.42%	4.45%
Efficiency ratio (2)	39.63%	40.80%	41.47%	42.04%	41.70%	44.89%	51.38%	50.90%

Other Ratios:
Allowance for credit losses to total loans (3)	1.05%	1.06%	1.05%	1.05%	1.07%	1.07%	1.07%	1.31%
Nonperforming loans to total loans (3)	0.40%	0.43%	0.26%	0.30%	0.33%	0.44%	0.52%	0.85%
Allowance for credit losses to total nonperforming loans	264.44%	249.03%	397.95%	347.82%	328.98%	244.12%	205.30%	152.25%
Nonperforming assets to total assets	0.39%	0.42%	0.31%	0.41%	0.44%	0.58%	0.68%	0.91%
Net charge-offs (annualized) to average loans (3)	0.15%	0.09%	0.18%	0.16%	0.21%	0.15%	0.26%	0.09%
Tier 1 capital (to average assets)	11.24%	11.01%	10.90%	11.96%	12.03%	12.19%	10.69%	10.70%
Total capital (to risk weighted assets)	12.71%	12.87%	12.75%	13.80%	13.75%	13.90%	12.97%	14.48%
Common equity tier 1 capital (to risk weighted assets)	10.74%	10.83%	10.68%	10.48%	10.37%	10.37%	n/a	n/a
Tangible common equity ratio (1)	10.88%	10.86%	10.56%	10.46%	10.34%	10.39%	8.54%	9.19%

Average Balances (in thousands):
Total assets	$6,191,164	$6,072,533	$5,907,023	$5,776,404	$5,561,069	$5,270,301	$4,844,409	$4,070,914
Total earning assets	$5,967,008	$5,844,915	$5,675,048	$5,544,835	$5,332,397	$5,039,748	$4,654,423	$3,977,859
Total loans	$5,266,305	$5,070,386	$4,859,391	$4,636,298	$4,499,871	$4,376,248	$3,993,020	$3,317,731
Total deposits	$5,178,501	$5,143,670	$4,952,282	$4,842,706	$4,655,234	$4,330,403	$4,025,900	$3,470,231
Total borrowings	$207,221	$139,324	$168,652	$129,136	$127,582	$249,516	$237,401	$152,249
Total shareholders’ equity	$783,318	$756,916	$757,199	$778,279	$755,541	$661,364	$561,467	$437,370

(1) Tangible common equity to tangible assets (the “tangible common equity ratio”) and tangible book value per common share are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders’ equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders’ equity by common shares outstanding. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions.

(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

(3) Excludes loans held for sale.